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                                   FORM 8-K

                    U.S. SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 1998


                         Advanced Materials Group, Inc.
               (Exact name of registrant as specified in its charter)

                                    Nevada
                (State or other jurisdiction of incorporation)

     0-16401                                             33-0215295
(Commission File Number)                   (I.R.S. Employer Identification No.)

         20211 South Susana Road, Rancho Dominguez, California 90221
                   (Address of principal executive offices)

       Registrant's telephone number, including area code: (310) 537-5444

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Item 5.  Other Events.

On February 27, 1998 Advanced Materials Group, Inc. signed a two-year $10 million credit facility with Wells Fargo Bank. The revolving line has an interest rate of prime plus one-half percent. The new line replaces AMI's prior secured line with Wells Fargo Bank. The interest rate on the old line was prime plus two percent.

Advanced Materials Group, Inc. intends for the new credit facility to fund working capital requirements in response to the Company's rapid growth and to continue expansion, which may include the acquisition of complementary businesses.

Item 7.  Financial Statements and Exhibits.

The following is filed as an Exhibit to this Report.

Exhibit 10.1

Description

Credit Agreement dated as of February 27, 1998 between Advanced Materials Group, Inc. and Wells Fargo Bank, National Association.